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                                                                     EXHIBIT 8.2

                                  PERKINS COIE
             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
     1211 SOUTHWEST FIFTH AVENUE, SUITE 1500 - PORTLAND, OREGON 97204-3715
               TELEPHONE: 503 727-2000 - FACSIMILE: 503 727-2222

                                                              September 25, 1997

Ritchie Bros. Auctioneers Incorporated
9200 Bridgeport Road
Richmond, British Columbia V6X 1S1
Canada

     RE: REGISTRATION STATEMENT ON FORM F-1

Dear Sirs:

     We have acted as special tax counsel to Ritchie Bros. Auctioneers Incorporated, a corporation incorporated under the federal laws of Canada (the "Company"), in connection with the Registration Statement on Form F-1 (the "Registration Statement") filed as of the date hereof by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Rules") with the Securities and Exchange Commission in connection with a proposed underwritten public offering of up to 3,335,000 Common Shares of the Company. You have asked us to render our opinion as to matters hereinafter set forth. Capitalized terms used but not defined herein shall have the same meaning as in the Registration Statement.

     In this connection, we have examined such certificates, agreements, records, and other documents as we have deemed relevant and necessary as a basis for this opinion. We have assumed, with your permission and without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies, (ii) the accuracy of the factual representations made to us by officers and other representatives of the Company, whether evidenced by certificates or otherwise, and (iii) that all actions contemplated by the Registration Statement have been and will be carried out only in the manner described therein.

     Based on the foregoing, we are of the opinion that the summary set forth under the heading "Tax Consequences -- United States Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement is accurate and describes the material United States federal income tax consequences expected to be relevant to prospective U.S. Holders of the Common Shares who hold the Common Shares as a capital asset and are not among certain investors subject to special treatment under certain United States federal income tax laws, such as U.S. Holders who each own, directly or indirectly, 10% or more of the total combined voting power of all classes of shares of the Company, dealers in securities, tax-exempt entities, banks, insurance companies and non-U.S. Holders. This opinion is based on provisions of the United States Internal Revenue Code of 1986, as amended, applicable United States Treasury Department Regulations, published administrative positions and judicial decisions, all existing as of the date hereof.

     In giving the opinion expressed herein, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States.
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     We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the references to our firm in the Prospectus made part of the Registration Statement under the captions "Tax Consequences -- United States Federal Income Tax Consequences" and "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules. This consent may be incorporated by reference in any amendment to the Registration Statement filed pursuant to Rule 462(b) of Regulation C under the Securities Act.

                                          Very truly yours,

                                          /s/ PERKINS COIE